Exhibit 21
Subsidiaries of the Registrant

Name	Jurisdiction	Doing Business as Names
Alliance Insurance and Information Services, LLC	FL
Beacon Hill at Mountain’s Edge, LLC	DE	Engle Homes
Centex/TOUSA at Wellington, LLC	DE
Cibola Vista Community Development LLC	AZ
Community Title Services of Nevada, LLC	NV
CP Red Oak Management, LLC	TX
CP Red Oak Management, LLC	TX
CP Red Oak Partners, Ltd.	TX
Engle Homes Commercial Construction, LLC	DE
Engle Homes Delaware, Inc.	DE
Engle Homes Residential Construction, L.L.C.	AZ
Engle Sierra Verde P4, LLC	DE	Engle Homes
Engle Sierra Verde P5, LLC	DE	Engle Homes
Engle/Gilligan, LLC	DE	Engle Homes
Engle/James LLC	CO
Engle/Sunbelt Holdings LLC	DE
Engle/Sunbelt LLC	DE
Home Partners Title Services, L.L.C.	FL
Laurel Highland, LLC	VA
LB/TE#1,LLC	FL
LH-EH Layton Lakes Estates LLC	AZ
Lorton South Condominiums, LLC	DE
McKay Landing LLC	CO
Newmark Castletop Brushy Creek, L.P.	TX
Newmark Homes Business Trust	DE
Newmark Homes Purchasing, L.P.	TX
Newmark Homes, L.P.	Texas	Engle Homes Engle Homes/Texas Fedrick Harris Estate Homes Marksman Homes Newmark Homes (TOSA) Trophy Homes
Newmark Homes, LLC	DE
Newmark/Buffington Brushy Creek, L.P.	TX
Newmark/Lennar Central Texas, L.P.	TX
PHMCWF, LLC	DE	Preferred Home Mortgage
Preferred Builders Realty, Inc.	FL
Preferred Home Mortgage Company	FL
R.R. Houston Developers, L.L.C.	TX
R.R. Houston Development, L.P.	TX
R.R. Houston Investments, L.P.	TX
R.R. Houston Investors, L.L.C.	TX
Reflection Key, LLC	DE
Silverlake Interests, L.C.	TX
TOI, LLC	DE
TOUSA Associates Services Company	DE	Newmark Homes Realty
TOUSA Delaware, Inc.	DE
TOUSA Funding, LLC	NV
TOUSA Hearthstone Lake Webster, LLC	DE
TOUSA Homes Arizona, LLC	DE
TOUSA Homes Colorado, LLC	DE
TOUSA Homes Florida, L.P.	DE	Engle Homes
TOUSA Homes Investment #1, Inc.	DE

Name	Jurisdiction	Doing Business as Names
TOUSA Homes Investment #2, Inc.	DE
TOUSA Homes Investment #2, LLC	DE
TOUSA Homes Mid-Atlantic Holding, LLC	DE
TOUSA Homes Mid-Atlantic, LLC	DE
TOUSA Homes Nevada, LLC	DE
TOUSA Homes, Inc.	FL	Engle Homes
Engle Homes Arizona
Engle Homes/Arizona
Engle Homes Colorado
Engle Homes Colorado, a division
of TOUSA Homes, Inc.
Engle Homes Orlando
Engle Homes Palm Beach
Engle Homes Pembroke
Engle Homes South Florida
Engle Homes Southwest Florida
Engle Homes Virginia
Engle Homes/Broward
Engle Homes/Jacksonville
Engle Homes/Nevada
Engle Homes Texas
Engle Homes Virginia
Gilligan Homes
TOUSA Homes, L.P.	DE	Engle Homes Engle Homes, Colorado Engle Real Estate Company TOUSA Homes I, L.P. TOUSA Homes, L.P. I
TOUSA Investment #2, Inc.	DE
TOUSA Mid-Atlantic Investment, LLC	DE
TOUSA Realty, Inc.	DE
TOUSA, LLC	DE	TOUSA I, LLC
TOUSA/Kolter Holdings, LLC	DE
TOUSA/Kolter, LLC	DE
TOUSA/West Holdings, Inc.	DE
Universal Land Title Investment #1, L.L.C.	FL
Universal Land Title Investment #2, L.L.C.	FL
Universal Land Title Investment #3, L.L.C.	FL
Universal Land Title Investment #4, L.L.C.	FL
Universal Land Title of Colorado, Inc.	CO
Universal Land Title of Maryland, LLC	DE
Universal Land Title of Nashville, LLC	DE
Universal Land Title of North Texas, LLC	DE
Universal Land Title of Texas, Inc.	TX
Universal Land Title of the Palm Beaches, Ltd.	FL
Universal Land Title of Virginia, L.L.C.	VA
Universal Land Title, Inc.	FL
Waterview JV Partners, LLC	DE

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